THE COMPANIES ORDINANCE (1983)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                 KLIKS.COM LTD.

The regulations contained in the Second Schedule to the Companies Ordinance (New Version) (the "Regulations") shall apply to Kliks.com Ltd. (the "Company") subject to the modifications hereinafter expressed.

(a) The Articles of Association of the Company shall be numbered in the same manner as the Regulations, except with respect to Regulations not adopted, and the word "deleted" shall appear next to the number of such deleted provision.

Capitalized terms used herein shall have the meaning, unless defined otherwise, as set forth in the Shareholders Agreement between Ambient Corp. and Bernie Wolff dated January 4, 2000.

(b) After Clause I of the Regulations, the following clause shall be inserted:

      1(a) The Company is a private limited Company and accordingly:

            (i) The number of members of the Company at any time shall not exceed 50 (not including persons who are in the employment to the Company, and persons who, having been formerly in the employment of the Company were while in that employment and have continued after the termination of that employment to be members of the Company). However for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single member;

            (ii) No invitation shall be issued to the public to subscribe for any shares or debenture stocks of the Company;

            (iii) The right to transfer shares of the company shall be restricted in accordance with the provisions of these Articles; and

            (iv) Any transfer of shares in the Company shall require the authorization of the Board of Directors.
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(c) clause 5 of the Regulations shall be deleted.

(d) Clause 19 (1) of the Regulations shall be amended by deleting the words 'not paid up in full.'

(e) After Clause 22 of the Regulations the following clause should be inserted:

      22.1 Restrictions on Transfer. No Shareholder shall assign, transfer or otherwise dispose of all or any part of its shares to any other person, firm or corporation unless such Shareholder complies with the provisions of this Section 22, or unless otherwise specifically provided for in this Agreement.

      22.2 All or a portion of the Proportionate Share of a Shareholder in the Company may be transferred, assigned or granted to:

      (i) any corporation or firm which is an affiliate of, or acts directly or indirectly as a nominee for such Shareholder; or

      (ii) any successor to such Shareholder by reason of death, disability, merger, consolidation, amalgamation or acquisition of all, or substantially all, of its assets provided that the Shareholder controls at least 50% of the voting rights attached to all issued and outstanding shares in the capital of such transferee.

(the above transferees shall collectively be referred to as "Permitted Transferees")

      For the purposes of this Section 22.2, an affiliated corporation means any corporation which directly or indirectly, is effectively controlled by or effectively controls a Founder. Effective control means control at least 50% of the voting rights attached to all issued and outstanding shares in the capital of such corporation.

      Furthermore, Bernie shall be entitled to transfer part of his Proportionate Share within the first year of this Agreement without being subject to the Right of First Refusal below, but subject to the approval of Ambient which shall not be unreasonably withheld, to third parties whom are reasonably required to assist the Company in successfully achieving the Company Business.

      The other Shareholder hereby consents to any such grant, transfer or assignment and agree to execute any documents or assurances that may be necessary to give effect to such transfer, assignment or grant.

      22.3 Right of First Refusal. Subject to section 2.2, a Shareholder in the company shall not be permitted, without prior and written permission of the other Shareholder, to transfer to another his shares in the company except pursuant to the following provisions:
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      (a) A Shareholder desirous of transferring to others the shares held by him, in whole or in part (hereinafter the "transferor") shall be obligated to offer them first to the other Shareholders of the company, by giving notice in writing to the Shareholders (hereinafter the "sale notice").

      (b) In the sale notice the transferor shall mention the number of shares he wishes to transfer (hereinafter the "offered shares"), the price forming the consideration for the offered shares, the name of the offeror (if known at such time) and the other conditions of the sale.

      (c) The sale notice shall be irrevocable.

      (d) Each one of the shareholders may inform the transferor in writing within 10 days from the day of receipt of the sale notice as to his desire to buy the offered shares,, in the price and payment conditions as provided for in the sale notice (hereinafter the "purchase notice"). A shareholder who has submitted a purchase notice shall be referred to hereinafter as "buyer".

      (e) Each shareholder shall also have the right of over-allotment such that if any other shareholder fails to exercise its right to purchase its proportionate share of such offered shares, each other shareholder may purchase, on a pro-rata basis, the portion(s) allocable to the non-purchasing shareholder(s). In the event that any shareholder shall have failed to exercise its right thereunder by the expiration of the time specified, then, on the expiration of such time, the transferor shall give each shareholder who has submitted a purchase notice ("participating buyer") a written notice stating the amount of shares with respect to which no purchase notice was submitted. Each participating buyer shall have three (3) days from the date of delivery of such notice to exercise its right of over-allotment. The process described herein shall be repeated until (i) purchase notices equal to the abatable amount are made by participating buyers or (ii) no participating buyer timely exercises its right of over-allotment.

      (f) If there have been received purchase notices for a total number of shares equal to the number of offered shares, in that case every buyer shall buy the number of shares as mentioned in the purchase notice he has submitted.

      (g) If by the end of the time referred to in sub-Section (d) and (e) above no purchase notices have been received by the transferor or purchase notices for a total number of shares less than the number of offered shares the transferor may, within 60 days from expiration of the time for submission of purchase notices, sell all the offered shares, at a price not less than the price mentioned in the sale notice and upon all other conditions not less favorable to the transferor than those provided for in the sale notice. If the transferor shall not transfer the offered shares as aforesaid, within the aforesaid 60 days, he shall be obligated, before selling the offered shares to another, to offer them again to the other shareholders in the company in accordance with the aforesaid procedure, and such procedure shall apply to any further offer.

      (h) If purchase notices shall have been received for a total number of shares greater than the number of offered shares, the buyers may acquire shares in a manner proportionate to the share capital of the company held by them at that time. However, no buyer shall be required to buy a greater number of shares than the number provided for in the purchase notice submitted by him.
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      (i) In every one of the events referred to in sub Sections (f), (g) and
(h), the transferor shall send within 3 days after the last date for submission of purchase notices to each of the buyers, a notice accompanied by copies of all purchase notices received by the transferor of either non-acceptance of the offer pursuant to the sale notice or the acceptance thereof (hereinafter the "acquisition notice") that shall mention the number of shares that shall be acquired by each buyer.

      (j) After receipt of the acquisition notice each buyer shall purchase from the transferor, and the transferor shall sell and transfer to such buyer the number of shares referred to in such notice according to the terms of the sale notice. Upon transfer to the buyers such shares must be free and clear of any liens or encumbrances unless otherwise specified in the he sale notice. The transferor and such buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Section.

      22.4 Assumption of Obligation by Transferee It is agreed by and between the Shareholders that it shall be a condition precedent to the right of any transferee (who is not a party to this Agreement) of any shares in the Company pursuant to any of the provisions of this Agreement who receives title to such share, that such transferee shall execute and deliver an appropriate instrument in writing in favor of the remaining parties whereby such transferee shall agree to observe and be bound by all the provisions contained in this Agreement.

(h) Clauses 34-39, 48(b) and 51 of the Regulations shall be deleted.

(i) After Clause 59 of the Regulations the following clause shall be inserted:

            599(a) Resolutions by the General Assembly or Board of Directors with respect to the following matters shall be subject to the favourable voting of Ambient Ltd. or the Ambient director, respectively.

      (a) enter into any transaction with a shareholder (or any principal, employee or affiliate or subsidiary thereof or any other entity under common control therewith) or a key employee, officer or director including, without limitation, any modification in an agreement between the company and a shareholder, or any agreement among such parties or a modification in the salary or terms of any director or officer of the company, and enter into any other type of transaction with any officer, director, key employee or shareholder of the company and the granting of any bonuses to a shareholder;

      (b) entry into any line of business, a change of its objectives, or a reorganization of its operations, where such business, objectives or operations do not form a part of the company's current business, objectives or operations;

      (c) increase the number of shares that the company may issue and/or create a new class of equity and/or change the legal structure of the company, including but not limited to, any split or subdivision of stock, the creation of new stock or separate classes of stock, the alteration of rights associated with any security, or the issue of

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      any debenture or loan stock of the company and any recapitalization or reduction in share capital of the company or making any changes in the authorized capital stock of the company, and/or any increase in the issued or outstanding capital stock of the company, issuance of any shares in the company, the issuance or authorization for issuance or sale of any of the company's capital stock or the issuance or authorization for issuance of any options, warrants or rights to acquire any capital stock of the company;

      (d) declare a cash or share dividend;

      (e) complete or contract to complete the merger, reorganization or consolidation of the company with or into any other entity;

      (f) sell or purchase, or contract or agree to sell or purchase, or abandon or remove, any of the company's assets, in one transaction or a series of transactions valued at over $25,000 in each year;

      (g) make or effect any change in any accounting principles or practices of the company or the method in which the books and records of the company are maintained, except as required by law, regulation or professional practice, or the appointment to serve as the company's auditors any person or entity that is not affiliated with one of the "top 6" nationally recognized accounting firms in the united states;

      (h) enter into any transaction out of the company's ordinary course of business;

      (i) cease operations and/or voluntarily winding up business;

      (j) borrow or encumber its assets or grant any loan other than a loan to employee of the company or any of its subsidiaries;

      (k) change the number of the members of the board of directors;

      (l) form or acquire any subsidiary or enter into of any partnership;

      (m) amend the incorporation documents;

      (n) terminate or retain the services of any senior employee;

      (o) change the company's accountants or legal advisors;

      (p) determine the duties of members of the board of directors, their manner of appointment and termination

(j) After Clause 67 at the Regulations, the following clause shall be inserted:
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            67(a) A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, telefax or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

            67(b) Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed to be present at the meeting.

(k) Clauses 68-70 of the Regulations shall be deleted and after clause 70 the following clause shall be inserted:

            70(a) The Board of Directors shall be comprised of 2 directors and their duties and the manner of their appointment and termination will be determined from time to time by a general meeting of the Company.

(l) Clauses 73,79, 80(5) and 8l-89 of the Regulations shall be deleted.

(m) Clause 91 of the Regulations shall be deleted and after it the following clause shall be inserted:

            91(a) The Board of Directors can set the size of the quorum required to conduct the business affairs of the Company and can define the signatory rights of the Company. Until resolved to the contrary the quorum for a meeting of the Board of Directors shall be two, of whom one shall be Bernard Wolff.

Clause 93 of the Regulations shall be deleted and after it the following clause shall be inserted:

            93(a) Ambient Corp shall be entitled to appoint the Director appointed by them as the Chairman of the Board of Directors. The Chairman of the Board of Directors shall not hold a casting vote.

(n) After clause 95 of the Regulations.the following clauses shall be inserted:

            95(a) A resolution in writing signed by all the members of the Board of Directors or such resolution that all the members of the Board of Directors have given their written consent ( by letter, telegram, telex, telefax or otherwise ) shall be valid for every purpose as a resolution adopted at a Board of Directors meeting that was duly convened and held.

            95 (b)(i) The Company may enter into a contract for the insurance of part or all of its officers' liability in respect of any of the following:
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                  (1)   violations of his obligation toward the Company or
                        toward any other to act with circumspection;

                  (2) violations of his obligation of loyalty toward it, provided the officer acted in good faith and had reasonable cause to assume that his act would not injure the Company;

                  (3) financial obligations imposed on him in favor of a third party, in respect of an act performed by virtue of his position as officer of the Company.

                  (ii) The Company may indemnify any of its officers for the following matters:

                  (1) a financial obligation imposed on the officer in favor of a third party by a court judgment, including a compromise judgment or an arbitrator's decision approved by a court, for an act performed by virtue of his position as officer of the Company; and

                  (2) reasonable legal expenses, including attorney's fees, expended by or charged to an officer or adjudged against him by a court in an action lodged against him by the Company or on its behalf by another person, or in a criminal charge in which he was found innocent, all for an act performed by virtue of his position as officer of the Company.

(o) Clause 100 of the Regulations shall be deleted.

                        Addresses & Descriptions of
Name                            Subscribers                       Signatures
--------------------------------------------------------------------------------

Bernard Wolff              5/11 Remez Street
                           Netanya 42271

Brounstein-Aboudi          51-200476-3
Trustees Ltd.


Dated this 4th day of January 2000.

Witness to the above signatures _____________________________